EXHIBIT 23.1
                                                                    ------------

                    BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.

                          CERTIFIED PUBLIC ACCOUNTANTS
                              406 Lippincott Drive.
                                     Suite J
                                Marlton, NJ 08053
                        (856) 346-2828 Fax (856) 346-2882

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation of our report and by reference as "Experts" in this Registration Statement filed by Thomas Pharmaceuticals, Ltd. on Form S-8, of our report dated April 2, 2008 (which report expresses an unqualified opinion and includes an explanatory paragraph in Note 13 relating to the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-KSB of Thomas Pharmaceuticals, Ltd. for the year ended December 31, 2007.

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
Marlton, NJ 08053, New Jersey

October 5, 2008